AMENDED AND RESTATED LEASE AGREEMENT

     THIS AMENDED AND RESTATED LEASE AGREEMENT is made and entered into at Miami, Dade County, Florida, as of November 19, 1996, by and between GROVE ISLE ASSOCIATES, LTD., a Florida limited partnership (the "Lessor") and WESTGROUP GROVE ISLE ASSOCIATES LTD., a Florida limited partnership (the "Lessee").

                                    RECITALS

     A. Lessor is the owner in fee simple of the "Real Property" defined below and has entered into a certain Lease Agreement dated as of October 1, 1993, a copy of which is attached hereto as Exhibit "B" (the "Existing Lease"), whereby Lessor leased to Grove Isle Club, Inc., a Florida corporation ("GICI") the Real Property as well as any and all personal property belonging to Lessor and situated and/or contained therein (such personal property is herein called the "Lessor's Personalty").

     B. Concurrently herewith, among other things, (i) GICI is assigning to Lessee the leasehold estate created under the Existing Lease and all of GICI's other rights under the Existing Lease, and (ii) Lessor, GICI and others are assigning to Lessee certain other personally used in the operation of the Real Property, and in connection therewith, Lessor and Lessee have agreed to execute this instrument in order to amend the Existing Lease.

                                   AGREEMENTS

     NOW, THEREFORE, in consideration of the premises as well as the mutual agreements set forth hereinafter, the Lessor and the Lessee agree as follows:

     1. Correctness of Recitals. Each party represents to the other that to its knowledge, the above recitals are true and correct.

     2. Status of Existing Lease. Lessor represents and warrants to the Lessee that the Existing Lease is in full force and effect without modification, that there are no uncured defaults thereunder and that all rent and other sums payable to Lessor thereunder through November 19, 1996 have been paid in full with the exception of the payment of the Initial Rent Payment due November 19, 1996 in accordance with Article III below plus one-half of the sales tax thereon (which amounts Lessor acknowledges have been paid to it concurrently herewith), and that except as aforesaid, there are no unsatisfied obligations of the lessee thereunder. Lessor further represents and warrants to the Lessee that the certain Lease dated January 1, 1987 from Lessor to GICI has expired and is of no further force or effect.

     3. Amendment. The Existing Lease is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I
                                Demised Premises

     1.1 LESSOR'S DEMISE. Upon the terms and conditions hereinafter set forth, and in consideration of the payment of the rents and the prompt performance by the Lessee of the covenants and agreements, to be kept and performed by the Lessee, the Lessor does lease, let, and demise to the Lessee and the Lessee hereby leases from the Lessor, the following described premises (including the "Land", the "Improvements", the "Real Property" and "FF&E" described below, all of which are collectively called the "Demised Premises") situate, lying, and being in Dade County, State of Florida:

     The land located at 4 Grove Isle Drive, Miami, Florida, which is legally described on Exhibit "A". hereto (the "Land") and all improvements thereon (the "Improvements") (the Land and the Improvements, together with all easements, servitudes, reversions, remainders, benefits, and other rights and interests appurtenant thereto is together called the "Real Property"); and

     All furniture, furnishings, fixtures, appliances and other equipment (the "FF&E") located at or affixed to the Real Property and used in connection with the operation of the Real Property as a hotel, resort and membership club.

     1.2 CONDITIONS. The demise is subject to the following:

          (a) All conditions, restrictions, and limitations now appearing of record;

          (b) Taxes and assessments for the year 1996 and all subsequent years;

          (c) The rights granted pursuant to Section 15.5 below;

          (d) Zoning ordinances of the City of Miami, Florida, and any other competent governmental body now existing or which may hereafter exist during the term of this Lease; and

          (e) The Lessee's proper performance of all the terms and conditions contained in this Lease.

                                   ARTICLE II
                                      Term

     To have and to hold the Demised Premises for a term commencing on November 19, 1996 (the "Commencement Date") and ending on December 31, 2006 (the "Termination Date") unless and to the extent such term is sooner terminated or extended as provided below, in which event the Termination Date shall be, and the term of this Lease shall end on, such earlier or later date, as applicable.

                                   ARTICLE III
                                      Rent

     3.1 FIRST LEASE YEAR. Rent for the first Lease Year shall be $1,991,260, accrued, paid and allocated as follows: (a) $1,000,000 on the Commencement Date (such amount is herein called the "Initial Rent Payment"), (b) $101,260 on January 1, 1997; and (c) $73,333.34 on February 1, 1997 and on the 1st day of each month thereafter to and including January 1, 1998. All such rent payable pursuant to this paragraph 3.1 is called "First Year Rent" Lessee shall also pay to Lessor, with each payment of First Year Rent, an amount equal to one-half of the applicable sales tax thereon. Lessor shall hold the Initial Rent Payment available for expenditure from time to time in accordance with that certain Master Agreement dated this date by and among Lessor, GICI, Lessee and others (the "Master Agreement").

     3.2 BASE RENT AFTER FIRST LEASE YEAR.

          (a) On February 1, 1998, and on the 1st day of each month thereafter during the term of this Lease, Lessee shall pay to Lessor in monthly installments, in advance, as rent accrued, paid and allocated, annual base rent ("Base Rent") in an amount equal, in any Lease Year, to eight percent (8%) per annum of Lessor's "Capital Investment" (defined in Section 3.5(c) below) for that Lease Year, determined in accordance with Section 3.5(c) below. Lessee shall also pay to Lessor, with each payment of Base Rent, an amount equal to one-half of the applicable sales tax thereon.

          (b) [





                    ]*

     3.3 PARTICIPATION RENT.

          (a) In addition to First Year Rent and Base Rent, Lessee shall pay to Lessor during each Lease Year, as additional rent accrued, paid and allocated, from any Net Operating Surplus, a portion of such Net Operating Surplus, as follows:

_____

* The text within the brackets has been omitted and separately filed with the Securities and Exchange Commission pursuant to a Rule 24b-2 request for confidential treatment.

               (i) The lesser of (x) 50% of Net Operating Surplus for that Lease Year; or (y) 2% of Lessor's Capital Investment for that Lease Year. The amounts payable to Lessor under this paragraph are called the "First Tier Participation".

               (ii) After the First Tier Participation for that Lease Year is paid in full, an amount equal to 50% of the amount by which Net Operating Surplus for that Lease Year exceeds the sum of the First Tier Participation for that Lease Year and 8% per annum of Lessee's Capital Investment for that Lease Year. The amounts payable to Lessor under this paragraph are called the "Second Tier Participation". The First Tier Participation and the Second Tier Participation are sometimes together called "Participation Rent". Participation Rent shall be paid and determined in the manner set forth in Sections 3.3(b) and (c) below, and Lessee shall also pay to Lessor, with each payment of Participation Rent, an amount equal to one-half of the applicable sales tax thereon.

          (b) As an example of the computation of Participation Rent, for a particular Lease Year, assuming that Lessee's Capital Investment for that Lease Year is $3,000,000 and that Lessor's Capital Investment for that Lease Year is $11,000,000, Participation Rent for that Lease Year would be determined as follows:

Assumed Net Operating Surplus:             220,000      440,000      1,000,000

First Tier Participation = the
Lesser of:
  50% of Net Operating Surplus or          110,000      220,000        500,000
  2% of Lessor's Capital                   220,000      220,000        220,000
  Investment

First Tier Participation                   110,000      220,000        220,000

Assumed Net Operating Surplus              220,000      440,000      1,000,000
(from above)

Less First Tier Participation              110,000      220,000        220,000
(from above)

Balance of Net Operating Surplus           110,000      220,000        780,000

Less 8% of Lessee's Capital                240,000      240,000        240,000
Investment

Balance of Net Operating Surplus         (130,000)     (20,000)        540,000

50%  Second Tier Participation                  0            0         270,000

          (c) Participation Rent shall be payable in quarterly installments in arrears commencing on the 1st day of April, 1998 and on the 1st day of each July, October and January thereafter during the term of this Lease, as follows:

               (i) The amount of each such installment payable during any Lease Year shall initially be estimated pursuant to Lessee's operating budget for that Lease Year, which budget shall be based on the past results of operations and Lessee's projections for operation during that Lease Year, and provided to Lessor for approval not later than November 15 of the previous Lease Year.

               (ii) Not later than 120 days after the end of each Lease Year, the Lessee shall determine and advise Lessor of the actual amount of actual Net Operating Surplus for that Lease Year, and, within 30 days thereafter, Lessor shall pay to Lessee the amount, if any, by which the payments of estimated Participation Rent and sales tax thereon paid by Lessee during that Lease Year exceeds the Participation Rent plus one-half of the sales tax actually due, or, if applicable, the Lessee shall pay to Lessor the amount, if any, by which Participation Rent plus one-half of the sales tax thereon actually due exceeds the payments of estimated Participation Rent and sales tax thereon actually paid by Lessee.

               (iii) Lessee shall maintain accurate books and records for the computation of Net Operating Surplus in accordance with generally accepted accounting principles consistently applied, shall provide Lessor with copies of bills, invoices and contracts relative to the computation of Net Operating Surplus for any period upon request within 30 days after Lessor receives notice of Lessee's computation thereof, and shall make its books and records with respect to such computation available for inspection by Lessor or Lessor's authorized representative during normal business hours, upon reasonable prior notice. If Lessor challenges Lessee's computation of Net Operating Surplus for any Lease Year:

                    (A) Lessor shall give Lessee notice stating Lessor's
               objections within 60 days after Lessor receives notice of Lessee's computation thereof.

                    (B) If an independent review performed on behalf of Lessor
               ("Lessor's Review") by a firm of certified public accountants at Lessor's sole expense within 60 days after such objection notice verifies that Lessee's computations of the Net Operating Surplus are incorrect, Lessor shall give Lessee notice of the error, accompanied by the appropriate supporting documentation.

                    (C) Within 60 days after receipt of such notice from Lessor, the Lessee shall have the right to arrange for an independent review performed on behalf of Lessee ("Lessee's Review") at Lessee's sole expense.

                    (D) If Lessee fails to arrange for a Lessee's Review within the time provided above, then the results of the Lessor's Review shall be deemed conclusive, and the parties hereto shall promptly make all adjustments between themselves to account for any underpayments or overpayments. If, however, Lessee exercises its rights to obtain a Lessee's Review, then subject to the following paragraphs, the Net Operating Surplus indicated by Lessor's Review and Lessee's Review, respectively, shall be averaged and the parties hereto shall promptly make all adjustments between themselves to account for any underpayment or overpayment, based on such average of the net results of Lessor's Review and Lessee's Review (the "Averaged Result").

                    (E) Notwithstanding paragraph (D) above, if the difference between (X) the Averaged Result and (Y) the results of Lessor's Review exceeds $50,000, then Lessee shall have the right at its own election, to either treat the Averaged Result as $50,000 under or over (as applicable) the result of Lessor's Review, or to proceed under paragraph (F) below.

                    (F) If Lessee so elects, then Lessee and Lessor shall each direct the firm of certified public accountants performing its review to confer with the other party's firm and mutually determine a third firm of certified public accountants to perform a third review (the "Neutral Review"), and if Lessee exercises this option, the results of Neutral Review shall be deemed conclusive and the parties hereto shall promptly make all adjustments between themselves to account for any underpayment or overpayment based on the results of such Neutral Review and the parties shall share equally the cost of the Neutral Review.

                    (G) If any Lessor's Review or, if Lessee elects to obtain a
               Neutral Review with respect to that Lessor's Review, that Neutral Review, indicates that Lessee's computation of Net Operating Surplus for any Lease Year differs from actual Net Operating Surplus for that Lease Year by 3% or more, Lessee shall promptly reimburse Lessor for all of Lessor's reasonable accountant's fees incurred for that Lessor's Review or Neutral Review.

     3.4 CERTAIN COMPUTATIONS. Lessor and Lessee agree that Lessor's Capital Investment for the first Lease Year is $11,000,000. Base Rent and estimated Participation Rent for all periods after the first Lease Year shall be determined as of and not later than, November 15 of the immediately preceding Lease Year (November 15 of the Lease Year immediately preceding any Lease Year is the "Calculation Date" for that Lease Year), to take effect on the immediately succeeding February 1 in the case of Base Rent and April 1, in the case of Participation Rent. There shall be no adjustments in Base Rent or Participation Rent paid or payable during any Lease Year on account of changes to any party's Capital Investment occurring after the Calculation Date for such Lease Year, provided, however, that Participation Rent initially payable based on estimated Net Operating Surplus shall be adjusted based on the actual results of operations pursuant to Section 3.3(c)(iii) above.

     3.5 CERTAIN DEFINITIONS. When used in this Lease:

          (a) The term "Lease Year" means (a) the period commencing on the Commencement Date and ending on December 31, 1997 (which period shall be the first Lease Year) and (b) each period of 12 consecutive months thereafter during the term of this Lease, the first of which shall commence on January 1, 1998, and end on the day immediately preceding the first anniversary thereof, and the remainder of which shall commence on termination of the immediately preceding Lease Year, provided, however, that no Lease Year shall extend beyond the Termination Date.

          (b) "Net Operating Surplus" for any period means the amount, if any, by which Operating Revenue for that period exceeds the Operating Expenses for that period.

          (c) The "Capital Investment" of any party for any Lease Year means an amount, determined as of the Calculation Date for such Lease Year, equal to:

               (i) in the case of the Lessee, the sum of (w) $1,000,000; (x) any amounts expended by Lessee for "Qualified Capital Improvements" (defined below), excluding any of the Initial Rent Payment disbursed to Lessee for such purpose; (y) any amounts expended by Lessee for "Operating Shortfalls" defined in the Master Agreement (excluding any of the Initial Rent Payment disbursed to Lessee for such purpose); and
          (z) the aggregate amounts, if any, of the Additional Equity Requirement paid to Lessor pursuant to Section 4.2 of the Master Agreement, from the Commencement Date through (but not including) the Calculation Date for such Lease Year, provided. however, that in no event shall Lessee's Capital Investment exceed $3,000,000 unless so agreed by Lessor in writing hereafter, and provided. further, that in no event shall Lessee's Capital Investment be increased by deposits into the "Replacement Reserve (defined below); and

               (ii) in the case of the Lessor, $11,000,000 minus the amount, if any, of any portions of the Initial Rent Payment disbursed to Lessor pursuant to Section 4.1 of the Master Agreement and/or Additional Equity Requirement paid to Lessor pursuant to Section 4.2 of the Master Agreement, all on a cumulative basis from the Commencement Date to (but not including) the Calculation Date for such Lease Year.

          (d) The term "Operating Revenue" for any period means the gross amount of all receipts, revenue and income, of every kind or nature, derived during that period by or on behalf of Lessee from the Demised Premises or the operation of the Demised Premises, including, without limitation, sales of goods and/or services by Lessee at or from the Demised Premises, i.e., room revenues, food and beverage revenues, telephone revenues, proceeds of any business interruption insurance paid to Lessee, other insurance proceeds paid to Lessee but not used for Restoration, all other department revenues, "Club Dues" defined below, rents and other income from tenants and other income, paid or to be paid at any time to the Lessee (or to any of its agents for the Lessee's account) by any person, determined on an accrual basis, in accordance with generally accepted accounting principles (consistently applied), but in no event shall Operating Revenue include:

               (i) security deposits paid by or on behalf of tenants or others under valid leases or other agreements unless and until such security deposits are forfeited by, and Lessee shall have no further obligation to return such deposit to, the tenant or other person paying the same;

               (ii) any insurance proceeds used for Restoration; or

               (iii) eminent domain proceeds.

          (e) [





                                   ]*

_____

* The text within the brackets has been omitted and separately filed with the Securities and Exchange Commission pursuant to a Rule 24b-2 request for confidential treatment.

          (f) The term "Operating Expenses" for any period shall mean the amounts paid or incurred by or on behalf of Lessee during that period in connection with the maintenance or operation of, or otherwise in connection with, the Demised Premises, determined on an accrual basis, including, without limitation:

               (i) costs and expenses related to department revenues, including, without limitation, rooms, food, beverages, telephones and other income,

               (ii) all payments required to be made pursuant to any management or similar agreement, so long as the management fee does not exceed 4% of Operating Revenue for that period (the "Management Fee"),

               (iii) undistributed expenses, including without limitation, general and administrative, marketing, utilities, operations and maintenance and other expenses, as appropriate, provided, however, that with respect to expenses incurred by Lessee for travel to and from the Demised Premises by Lessee's partners, officers, agents, and employees, the amount of such expenses includable as Operating Expenses shall not exceed $2,000 in any one month during the first Lease Year and $1,500 in any month thereafter, and provided, further that expenses incurred by Lessee for salaries, wages and salary compensation of persons not based at the Property full-time (other than for the services of the Regional Manager of Noble House Hotels & Resorts) shall not exceed $50,000 in any one calendar year (or the equivalent for any shorter period),

               (iv) legal, accounting, appraisal and other professional fees and disbursements, including annual fees and other amounts (including indemnity payments), payable annually or otherwise,

               (v) taxes, assessments, insurance premiums, and impositions of any type,

               (vi) replacement reserves not to exceed 3% of Operating Revenue for that period, to the extent such reserve is actually funded as required under this Lease (provided, however, that for the purpose of this subsection 3.5(e)(vi) and Section 15.3 below only, Operating Revenue shall be computed without regard to Club Dues,

               (vii) the cost of any Restoration in excess of insurance proceeds available therefor, and

               (viii) all Rent and other amounts payable by Lessee under or pursuant to this Lease.

               Notwithstanding anything herein to the contrary, it is understood and agreed that the services included in the Management Fee do not include accounting services, that Lessee and Lessee's manager may avail themselves of the centralized accounting services offered by their affiliates, and that the "Allocable Amount" (defined below) of the cost thereof shall be included as Operating Expenses.

               Notwithstanding the foregoing, Operating Expenses will not include (A) for any expense which is allocable to both the Demised Premises and other property owned or managed by Lessee's affiliates, any portion in excess of the "Allocable Amount" of such expense; (B) depreciation or amortization, (C) any expenses that in accordance with generally accepted accounting principles (consistently applied), should be capitalized (other than current charges for any such expenses enumerated above), (D) any item of expense that would otherwise be considered as an Operating Expense pursuant to the provisions above but which is actually paid directly by any tenant as required by such tenant's lease or other agreement, (E) principal, interest or other charges payable to the holder of any Permitted Mortgage, (F) interest on any indebtedness (other than sums payable under equipment leases or to the seller of any FF&E or other item purchased by Lessee, or to any arms' length third party who finances such purchase of FF&E), (G) Participation Rent for the current period, or (H) any late charges, default interest and any other costs resulting from Lessee's failure to perform its obligations under this Lease

               The "Allocable Amount" of any expense means that portion of expense which is fairly attributable to the Demised Premises.

     3.6 RENT; PLACE OF PAYMENT. Rent shall be payable to Lessor at its notice address set forth below or such other place as the Lessor may specify in writing from time to time. "Rent", as used in this Lease means First Year Rent, Base Rent and Participation Rent.

     3.7 NET LEASE. All Rent shall be net to Lessor, so that this Lease shall, except as hereinafter provided to the contrary, yield net to Lessor the Rent to be paid during the term of this Lease, less one-half of any sales tax thereon. Accordingly, the Lessee shall pay one-half of all sales tax on Rent, as well as all costs, expenses, and obligations of every kind or nature on, or with respect to, the Demised Premises, which may arise or become due during the term of thin Lease, including, without limitation, real estate taxes and insurance premiums, but specifically excluding the Lessor's one-half share of sales tax and any amounts payable by Lessor pursuant to other provisions of this Lease or any document executed and delivered by Lessor in connection herewith. Lessor shall pay to the State of Florida as and when due Lessor's one-half share of all sales tax on Rent, together with the remaining one-half thereof paid by Lessee. Except for Lessee's obligations under Section 13.4 of this Lease, nothing in this Lease shall be deemed to require the Lessee to pay or discharge any liens or mortgages of any character which now exists or which may be placed upon the Demised Premises by the Lessor or suffered or permitted by the Lessor.

                                   ARTICLE IV
                                Option to Extend

     Provided that the Lessee is not in default under this Lease, and in addition to the "Right of First Offer" (defined below), the Lessee shall have the right to extend the term of this Lease for two (2) additional ten (10) year terms on the same terms and conditions as contained in this Lease (each such option to extend is called an "Extension Option"), provided Lessee gives Lessor written notice of Lessee's intention to exercise such Extension Option at least nine (9) months, but not more than twelve (12) months, prior to the Termination Date, or the first extended Termination Date, as applicable.

                                    ARTICLE V
                                   Termination

     5.1 PAYMENT TO LESSEE. Provided Lessee exercises both Extension Options and is not then in default hereunder, then Lessor will pay to Lessee the "Termination Payment". The "Termination Payment" means fifty percent (50%) of the amount by which the value of the Demised Premises on the Termination Date exceeds $11,000,000.00. The Termination Payment shall be due on the 10th day after the amount thereof is determined pursuant to Section 5.2 below, but if Lessor fails to provide a "Lessor's Appraisal" within 60 days after Lessor receives "Lessee's Appraisal" (each defined below), then such payment shall be due on the 60th day after Lessor receives Lessee's Appraisal. The Termination Payment shall not be a personal obligation of the Lessor, and the Lessee's recourse for recovery of the Termination Payment shall be limited to the Demised Premises and the Retained Club Rights. In no event shall the Termination Payment or any part thereof be due or payable if the Lease is terminated for any reason (other than a material and/or willful default or breach by the Lessor) before the end of the 30th Lease Year.

     5.2 DETERMINATION OF VALUE. For the purpose of this Article, the value of the Demised Premises shall be the fair market value of the Demised Premises (unencumbered by this Lease), the Club and the Retained Club Rights as reflected in an appraisal report prepared by an MAI appraiser selected by Lessee obtained by Lessee within sixty (60) days following the Termination Date (the "Lessee's Appraisal"). If Lessor wishes to contest the value as shown in such appraisal, Lessor shall obtain, within 60 days after Lessor's receipt of the Lessee's Appraisal, an appraisal report prepared by an MAI appraiser (the "Lessor's Appraisal"). If the value of the Demised Premises reflected in Lessor's Appraisal assigns a value which is 110% or greater than the value reflected on the Lessee's Appraisal, then the respective parties shall each direct the appraiser performing its appraisal to select, mutually with the other party's appraiser, a third MAI appraiser to perform a comparable appraisal (the "Third Appraisal") and the value of the Demised Premises shall be the value reflected in the Third Appraisal. If the value shown by the Lessor's Appraisal is less than 110% of the value shown by the Lessee's Appraisal, then the value of the Demised Premises shall be deemed to be the average of the value shown in the Lessee's Appraisal and the Lessor's Appraisal. Lessee shall pay the cost of Lessee's Appraisal, Lessor shall pay the cost of any Lessor's Appraisal, and Lessee and Lessor shall each bear one-half of the cost of any Third Appraisal.

     5.3 LIEN. Lessor's obligation to pay the Termination Payment to Lessee is and shall be a lien on the Demised Premises as of the date of this Lease, which lien is subordinate to any "Permitted Mortgage" defined below.

     5.4 TERMINATION. On termination of this Lease:

          (a) Lessee shall assign to the applicable "Lessor Parties" (defined below), as applicable, without representation or warranty, the right to use any and all trademarks, trade names and fictitious names then in use by Lessee in connection with the Demised Premises or any component thereof, provided, however, that Lessee shall be under no obligation to assign any trademark, trade name or fictitious name which includes the terms "Westgroup", "Noble" or "Noble House", except that in the case of any such marks or names used by Lessee pursuant to a license, Lessee shall only be required to acknowledge termination of such license.

          (b) Lessee shall assign or reassign, as applicable, to the applicable Lessor Parties, any and all of its remaining rights under the Permits, such additional permits obtained by Lessee in connection with its operation of the Demised Premises, the Leases, the Contracts and the Other Rights (each defined in the Master Agreement) in existence on termination of this Lease, to the extent assignable, it being understood and agreed that (i) Lessor shall not be required to assume any obligations of Lessee under the Contracts or the Leases so assigned; and (ii) unless and to the extent expressly required under specific provisions of this Lease or any other of the "Closing Deliveries" (defined in the Master Agreement) Lessee shall not be required to maintain or keep in existence any such permits, Contracts or Other Rights and may terminate any Leases or Contracts not assumed by Lessor.

          (c) The assignment and other rights granted to Lessee by the Lessor Parties pursuant to Sections 15.7, 15.8, 15.9 and 15.10 below shall automatically terminate, but such termination shall not apply to or affect any such rights accrued prior to such termination. In this regard, on termination of this Lease, at the request of the applicable Lessor Parties, Lessee shall execute and deliver such instruments which may be necessary to effectuate such termination of Lessee's rights under Sections 15.7, 15.8, 15.9 and 15.10, and to restore the same to the applicable Lessor Parties, all free and clear of any options, agreements, liens, security interests and encumbrances created by any act of Lessee.

          (d) Unless this Lease is terminated on account of the material and/or willful default of Lessee, Lessor shall pay to Lessee an amount equal to the cost of the Inventory and Consumables (defined in the Master Agreement) then in existence, which cost shall be evidenced by copies of paid invoices therefor or such other documentation reasonably requested by Lessor.

          (e) Lessee shall provide to Lessor a schedule of Lessee's accounts receivable in existence on termination of this Lease, which schedule shall be consistent with the Lessee's schedules of Operating Revenue through the date of such termination. If Lessor receives payment of any accounts which are listed on that schedule and are collected following termination of this Lease, it shall promptly remit the same to Lessee. In this regard, Lessor shall apply payments from each account debtor to the oldest account owed by that debtor, unless the payor designates a different account to which such payment shall be applied (in which event it shall be applied to the account so designated); or the account debtor has disputed the account to which such payment would otherwise be applied (in which event, it shall be credited to the oldest account which has not been disputed).

          (f) Club Dues shall be prorated as of the Termination Date, and the parties shall make such payments to each other as are required to account for any credit owed either party as a result of such proration.

     5.5 POSSESSION. Upon termination of this Lease, the Lessee shall peaceably and quietly deliver to the Lessor possession of the Demised Premises.

                                   ARTICLE VI
                                      Taxes

     6.1 LESSEE'S OBLIGATIONS. The Lessee shall pay, before any fine, penalty, interest, or cost may be added, become due, or be imposed for nonpayment thereof, all taxes, assessments, water and sewer rents, rates and charge, transit taxes, charges for public utilities, excises, levies, licenses and permit fees and other governmental charge, general and special, ordinary and extraordinary, unforeseen and foreseen, of any kind and nature, which at any time during the term of this Lease may be assessed, levied, confirmed, imposed upon, or grow to become due and payable out of or in respect of, or become a lien on, the Demised Premises, or any part thereof or arising out of the rent received by the Lessee from subtenants, any use or occupation of the Demised Premises by Lessee, and such franchises as may be appurtenant to the use of the Demised Premises, or any document (to which the Lessee is a party) creating or transferring an interest or estate in the Demised Premises, provided, however, that Lessor shall be responsible for payment of one-half of any sales tax on Rent hereunder. In no event, however, shall the Lessee be required to pay (a) municipal, state, or federal income taxes assessed against the Lessor or its income, or (b) the Lessor's municipal, state, or federal capital levy, or (c) the Lessor's estate, succession, inheritance, or transfer taxes, or (d) corporate franchise taxes imposed upon any corporate owner of the fee of the Demised Premises, or (e) any tax on any other activities of GICI or Lessor, but Lessee shall pay all ad valorem real and personal property taxes on the Demised Premises.

     6.2 MODE OF PAYMENT. Subject to Section 13.4 below, Lessee shall pay the taxes and other charges enumerated in this Article before the date that such tax or other charge would become delinquent in accordance with the then applicable law governing such payments, or if earlier, the date required under any Permitted Mortgage if Lessor specifically notifies Lessee of the earlier date on which a particular payment is due under a Permitted Mortgage. If, however, the Lessee desires to contest the validity of any tax or tax claim, it may do so without being in default hereunder, provided it gives the Lessor written notice of its intention to contest the tax or claim, and that any such contest stays the enforcement against the Demised Premises of such tax or claim.

     6.3 LESSEE'S DEFAULT. If the Lessee fails, refuses, or neglects to make any payment required in this Article, the Lessor may do so. In that event, the Lessee shall, upon the Lessor's demand, repay to Lessor the amounts so paid, including reasonable attorneys fees and all other expenses reasonably incurred because of or in connection with the payments, together with interest thereon at the "Default Rate" defined below. The Lessor may collect or enforce any payment in the same manner as though it were an installment of Rent specifically required by the terms of the Lease to be paid by the Lessee, on the day when the Lessor demands repayment of or reimbursement therefor.

     6.4 PRORATION. Notwithstanding anything to the contrary in this Lease, the taxes for the years in which the Commencement Date and Termination Date occur shall be prorated proportionately between Lessor and Lessee.

                                   ARTICLE VII
                               Construction Liens

     The Lessor's interest in the Demised Premises shall not be subject to liens for improvements made by the Lessee and the Lessee shall not subject the Lessor's interest in the Demised Premises to any mechanics' or materialmens' liens or other construction lien. If, notwithstanding the foregoing sentence, such a lien becomes effective against the Lessor's interest in the Demised Premises, the Lessee shall cause the Demised Premises to be released therefrom in any manner permitted under Florida law within thirty (30) days after written notice from the Lessor, provided, however, that Lessee shall have no such obligation if such lien arises from Lessor's failure to provide funds to Lessee to the extent that Lessor is obligated to do so under section 4.1 of the Master Agreement.

                                  ARTICLE VIII
                             Mutual Indemnification

     During the entire term of the Lease, each party will indemnify and hold harmless the other against any and all claims, debts, demands, or obligations which may be made against such other party or against its interest in the Demised Premises, arising out of any act or omission of the indemnifying party or any contractor, agent, licensee or invitee of such indemnifying party. If it becomes necessary for any indemnified party to defend any action seeking to impose any such liability, the indemnifying party will pay such indemnified party all reasonable costs of court and reasonable attorneys' fees incurred by such indemnified party in effecting such defense in addition to all other sums that such indemnified party may be called upon to pay by reason of the entry of a judgment against it in the litigation in which such claim is asserted.


                                   ARTICLE IX
                                    Insurance

     9.1 CASUALTY INSURANCE. At all times during the term of this Lease, the Lessee will keep insured the Demised Premises, including all buildings and improvements upon the Demised Premises, under a special cause of loss (all risk) policy, with n extended coverage", as well as against windstorm and flood. The amount of insurance shall at all times be sufficient to prevent any party in interest from being or becoming a co-insurer on any part of the risk, and in the case of the extended coverage insurance, shall not be less than 90% of the full insurable value, but in no event less than the amount required pursuant to the Existing Mortgage. All of the insurance policies shall include the Lessor and the mortgagee under any Permitted Mortgage as additional insured parties and shall fully protect both the Lessor, such mortgagee and the Lessee, as their respective interests may appear and shall provide for sixty (60) days prior written notice of cancellation to Lessor and such Mortgagee. All insurance proceeds received for the destruction of buildings or improvements by fire, windstorm, flood, or other casualty shall be deposited in a joint account in a bank designated by the Lessee in Dade County, Florida and shall be made available to the Lessee to pay the cost of the construction, restoration or repair, as the case may be (including associated soft costs such as permitting, bonding, design, engineering, and reasonable professional fees), of any building, buildings or other improvements damaged or destroyed by fire, windstorm, or other casualty for which insurance is payable (such construction, restoration or repair is herein called "Restoration"). The Lessor and the Lessee shall periodically pay out these funds from the joint account on the estimate of any reliable and authorized architect licensed in the State of Florida, who must certify that the amount of the estimate is reasonable and is being applied to the payment of the costs of the Restoration. However, except as provided below, regardless of the sufficiency of insurance proceeds, the Lessee shall provide any funds necessary for the Restoration which are in excess of available insurance proceeds, shall assure the application of the money for such purpose, and shall effectuate Restoration of any buildings and improvements, or any part thereof, that are destroyed or damaged by fire, windstorm, or other casualty. The rebuilt or repaired building or improvement, or the replaced or repaired personal property on the Demised Premises, shall be of the same or higher value as prior to the damage or destruction, and shall be rebuilt and ready for occupancy within fifteen (15) months from the time of the loss or destruction, which 15-month period for reconstruction shall be extended by delays caused without the Lessee's fault or neglect by act of God, strikes, lockouts, or other conditions (other than matters of finance) beyond the Lessee's control.

     9.2 DAMAGE NEAR END OF TERM. Notwithstanding anything herein to the contrary, if the Improvements are damaged or destroyed so that operation thereof as contemplated under this Agreement is significantly impaired or impracticable and such damage or destruction occurs within the last eighteen months of the term of this Lease (without giving effect to any unexercised Extension Options), then Lessee shall have no obligation to effect any Restoration, and unless Lessee agrees to do so, this Lease shall terminate as of the date of such damage or destruction and the Lessee shall have no further Extension Options, provided, however, Lessee shall ensure that the Demised Premises comply with all Legal Requirements with respect to casualty losses of such type (for example, any partially damaged buildings shall be secured and made safe from collapse or further damage), and shall be entitled to any available insurance proceeds for such purpose. Lessor shall be entitled to receive any insurance proceeds not used by Lessee in accordance with the immediately preceding sentence.

     9.3 INSURANCE CLAIMS. Except as specifically provided otherwise herein, no damage or destruction to any building or improvements by fire, windstorm, or any other casualty shall be deemed to entitle the Lessee to surrender possession of the Demised Premises, to terminate this Lease, to violate any of its provisions, or to cause any rebate or reduction in the Rent when due or thereafter becoming due under its terms. If the Lease is cancelled because of the Lessee's default while any obligation from an insurance company to pay for all or any part of the damage remains outstanding, the claim against the insurance company shall, upon cancellation of the Lease, be deemed immediately to become the absolute and unconditional property of the Lessor.

     9.4 PROCEEDS PAYABLE TO MORTGAGEE. Any mortgagee holding a Permitted Mortgage may, in accordance with its terms, require that the insurance proceeds be paid to it and thereafter disbursed for the cost of repair and restoration in accordance with such mortgagee's own construction disbursement procedures, but subject to Section 9.2 above, the Lessee shall still be required to provide any funds necessary for the Restoration which are in excess of available insurance proceeds.

     9.5 DAMAGES; INSURANCE PROCEEDS; JOINT BANK ACCOUNT. If the Lessee is not then in default under this Lease, then Lessee shall be paid-any excess money received from insurance remaining after the building or buildings are reconstructed or repaired, in which event such amounts shall be included as Operating Revenue. If, after damage or destruction caused by fire, windstorm, or other cause, the Lessee does not commence Restoration within 6 months from the date of payment of the loss and prosecute the Restoration so that it will be completed within fifteen (15) months after the damage or destruction occurs, then Lessee shall pay to the Lessor the amount collected, or the balance thereof remaining in the joint account, plus any additional funds required to complete such Restoration. If the Lessee is obligated under this Lease to effectuate any Restoration but fails to so do within the time specified, the Lessor may terminate this Lease and retain the amount as liquidated and agreed upon damages. The 15-month period for Restoration shall be extended by delays caused without the Lessee's fault or neglect by act of God, strikes, lockouts, or other conditions (other than matters of finance) beyond the Lessee's control.

     9.6 DIRECT REPAYMENT. Notwithstanding the above, if the insurance proceeds are $25,000 or less, no joint bank account shall be created but the proceeds shall be paid directly to the Lessee, which shall use the funds to effectuate the Restoration.

     9.7 BUSINESS INTERRUPTION. The Lessee shall also at its sole expense obtain for, deliver to and maintain for the benefit of, the Lessee and Lessor during the term of this Lease, business interruption/extra expense insurance, covering loss of revenue at the Demised Premises.

     9.8 EVIDENCE OF INSURANCE. The Lessee shall deliver to the Lessor certified certificates of insurance with original signatures, along with the receipted bills evidencing payment of the premiums for them. However, nothing contained herein shall prohibit the Lessee from financing the premiums and if Lessee does so, such receipts shall evidence that the installment premium payment or payments are paid at or before their respective maturities. If, however, the Demised Premises are encumbered by a "Permitted Mortgage" (defined below) and if the terms of that mortgage require the Lessee to cause the originals of the policies to be delivered to the mortgagee, the Lessee shall deliver to the Lessor duplicate certificates of the policies.

     9.9 LIABILITY INSURANCE. The Lessee shall also at its sole expense obtain for, deliver to and maintain for the benefit of, the Lessee and Lessor during the life of this Lease liability insurance policies relating to the Demised Premises in an amount not less than $10,000,000. The Lessee shall pay promptly when due any premiums on such insurance policies and renewals thereof.

                                    ARTICLE X

                              Sale and Assignment

     10.1 BY LESSOR.

          (a) FIRST THREE LEASE YEARS. Except as expressly permitted under
     Article 13 below with respect to Permitted Mortgages, the Lessor may not sell, transfer, convey, grant options with respect to, or otherwise dispose of, or agree to sell, transfer, convey, grant options with respect to, or otherwise dispose of any or all of its interest in the Demised Premises or any part thereof (any such disposition, transaction or agreement is herein called a "Transfer") for the first three (3) Lease Years.

          (b) RIGHT OF FIRST OFFER. After the first three (3) Lease Years, except as expressly permitted under Article 13 below with respect to Permitted Mortgages, the Lessor shall not cause, suffer or permit any Transfer unless (i) GICI simultaneously Transfers to such transferee its retained rights with respect to the Club (the "Retained Club Rights"), and
     (ii) the transferee assumes the obligations of Lessor, GICI and "Yacht Club" defined below, as applicable, under this Lease and the "Sovereignty Lease" defined below; and (iii) such transaction is a bona fide, arms' length transaction, and (iv) Lessor and GICI have first notified the Lessee in writing of their intention to offer the Demised Premises and the Retained Club Rights for sale, which notice shall include the material terms and conditions of the proposed Transfer (e.g., price, terms, financing, and all other material terms) and afforded the Lessee the prior right (the "Right of First Offer") to purchase or otherwise acquire the Demised Premises or such part thereof and the Retained Club Rights on the terms and conditions stated in such notice. Such notice is called a "Notice of Intent". Such Notice of Intent shall be deemed Lessor's offer to Lessee to make such Transfer to Lessee on the terms stated therein.

          (c) PROCEDURE FOR RIGHT OF FIRST OFFER. The Lessee shall exercise its Right of First Offer granted by giving written notice (a "Notice of Exercise") to the Lessor within thirty (30) days after it receives the Lessor's Notice of Intent. Any Notice of Exercise shall be deemed Lessee's acceptance of Lessor's offer made pursuant to its Notice of Intent. If the Lessee fails to give a Notice of Exercise within thirty (30) days after it receives Lessor's Notice of Intent, and the Lessor subsequently makes a Transfer under the provisions which were stated in such Notice of Intent, the above prohibition against Transfer shall expire and Lessee's Right of First Offer shall not apply to any subsequent offer on the same terms as set forth above.

          (d) CLOSING. If Lessee delivers any Notice of Intent, the parties shall mutually agree upon the time and place of closing (which may not be more than fifty (50) miles from the Demised Premises unless both parties so consent), but in the absence of such agreement, a reasonable time and place. At such closing (i) the Lessee shall pay to Lessor and GICI (by good certified check of a bank or trust company or by Federal Reserve wire transfer) the cash portion, if any, of the applicable purchase price; (ii) the Lessor and GICI shall convey good and marketable title to the Demised Premises and the Retained Club Rights to the Lessee, free and clear of all encumbrances and title defects other than those listed on Exhibit "C" hereto (but no such conveyance shall be subject to the Existing Mortgage or any other Permitted Mortgage unless Lessee specifically consents thereto) and those which arose at the Lessee's request or by virtue of its tenancy; and (iii) the Lessor, GICI and Lessee shall execute all documents which may be necessary to effectuate the closing and the transfer of title contemplated hereunder.

          (e) ACKNOWLEDGMENTS. Any third party purchaser shall be required to:
     (i) affirmatively assume the obligations of Lessor, GICI, and "Yacht Club" defined below, as applicable, under this Lease and the "Sovereignty Lease" defined below; (ii) acknowledge that title is transferred subject to this Lease and Lessee's rights hereunder, including, without limitation, Lessee's rights to the Termination Payment and this Right of First Offer.

          (f) ASSIGNMENT TO AFFILIATE. Notwithstanding said paragraphs (a) or
     (b) above, nothing herein shall be construed to prohibit Lessor from assigning to GICI or another person or entity which controls, is controlled by, or is under common control with Lessor ("Lessor's Affiliate"), the Lessor's right to receive Rent only under this Lease, provided, however, that no such assignment shall be binding on Lessee unless and until Lessee shall have received written notice thereof, and no such assignment shall be deemed an assignment or transfer of any interest in the Demised Premises to a Lessor's Affiliate or constitute an assignment of, or release of Lessor from, any obligations under this Lease nor shall anything herein be construed to permit such assignment, transfer or release.

     10.2 BY LESSEE.

          (a) FIRST THREE LEASE YEARS. The Lessee may not make any Transfer for the first three (3) Lease Years.

          (b) AFTER THIRD LEASE YEAR. After the first three (3) Lease Years, Lessee may assign this Lease (x) to an entity in which the Lessee or its general partner or the majority shareholder of its general partner maintains a majority interest ("Lessee's Affiliate"), or (y) to an entity having both the financial capability to perform the obligations of Lessee hereunder, and experience and expertise in the ownership or management of luxury resorts similar to the resort operated by Lessee at the Demised Premises (herein, a "Qualified Assignee"), provided, that

               (i) in each case, the assignee expressly assumes and agrees, for Lessor's express benefit, that it will perform every covenant of this Lease which, by its terms, the Lessee agrees to keep and perform;

               (ii) in the case of an assignment under clause (y),

                    (A) Lessee shall have first notified Lessor of its intention to offer its leasehold estate and the Club for sale by giving the Lessor and GICI a Notice of Intent, affording to Lessor a Right of First Offer with respect to such leasehold estate and the Club, on the terms and conditions stated in such notice. Such Notice of Intent shall be deemed Lessee's offer to Lessor and GICI to make such Transfer on the terms stated herein. The time and procedures for acceptance of such offer and of consequences of acceptance and non-acceptance of such offer, shall be as set forth in Sections 10.1(c) and (d) above, substituting Lessee for Lessor and GICI and vice-versa, and reflecting that the leasehold estate and Club (and not the Demised Premises and the Retained Club Rights) shall be assigned, and that title to the Demised Premises may be subject to each of the matters listed on Exhibit "C" hereto, including any Permitted Mortgage.

                    (B) Lessor shall have consented to such assignment
               (provided, however, that Lessor shall not be entitled to deny or withhold such consent unless the proposed assignee is not a Qualified Assignee, and Lessor shall have no right to charge Lessee any fee or other sum for such consent or for the cost of ascertaining the financial capability, experience and expertise of the proposed assignee); and

               (iii) in either case, Lessee shall provide Lessor with copies of the instruments effectuating such assignment and assumption.

     If Lessee's interest in and to this Lease or the Demised Premises is assigned or transferred to a Lessee's Affiliate pursuant to clause (x), Lessee's liability for the performance of every term, condition, covenant, or agreement contained herein shall remain unimpaired, unreleased, and in full force and effect. If Lessee's interest in and to this Lease or the Demised Premises is assigned or transferred to a Qualified Assignee (other than a Lessee's Affiliate), then the assignor shall be released from all obligations coming due hereunder following the effectiveness of such assignee's assumption.

                                   ARTICLE XI
                                  Condemnation

     11.1 EMINENT DOMAIN; CANCELLATION. If, at any time during the term of this Lease, all or any portion of the Demised Premises is taken, appropriated or condemned by reason of eminent domain, the Lessor and Lessee shall divide the proceeds and awards in the condemnation proceedings, abate the Rent, and make other adjustments in a just and equitable manner under the circumstances. If the parties cannot agree on a just and equitable division, abatement of Rent, or other adjustments within thirty (30) days after the award has been made, the disputed matters shall, by appropriate proceedings, be submitted to a court having jurisdiction of the subject matter for its decision and determination. If legal title to the entire Demised Premises is wholly taken by condemnation, the Lease shall be cancelled.

     11.2 APPORTIONMENT. The parties intend that, upon condemnation, the parties shall share in their awards to the extent that their respective interests are depreciated, damaged, or destroyed by the exercise of the right of eminent domain.

                                   ARTICLE XII

                                  Construction

     12.1 CAPITAL IMPROVEMENTS. This Lease is executed with the understanding and agreement that the Lessee may, but shall not be obligated to, alter, expand, renovate and/or remodel the existing Improvements or construct additional buildings or improvements on the Demised Premises and in connection therewith, perform any required demolition of the existing Improvements, all in accordance with the terms hereof. If Lessee elects to undertake any such work, it shall do so only if the work so undertaken will constitute a Qualified Capital
Improvement, and Lessee will not undertake any capital improvements to the Demised Premises unless they will constitute a Qualified Capital Improvement. A "Qualified Capital Improvement" means any capital improvements to the Demised Premises (including FF&E purchased as part of any restoration, renovation, or remodeling) which (a) are consistent in general concept to Exhibit "D" hereto (it being agreed that Lessee may in its discretion make refining adjustments to such concepts); (b) are made in a good and workmanlike manner, (c) are in accordance with all applicable Legal Requirements, and (d) do not violate any provision of this Lease. "Legal Requirements" means all laws, statutes, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of, and agreements with, all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, and any restrictions or agreements of record, which now or at any time hereafter may be applicable to the Demised Premises or any part thereof, or any of the adjoining sidewalks, streets or ways, or any use or condition of the Demised Premises or any part thereof or any persons from time to time employed thereon or occupants thereof or any business conducted therefrom; including, but without limiting the generality of the foregoing, all zoning, building and land use, noise abatements, occupational health and safety and other governmental requirements relating to health, safety, welfare and environmental protection.

     12.2 LESSEE TO BEAR EXPENSES. Subject to (a) the terms and conditions of any separate agreement between Lessor and Lessee which may be entered into hereafter and (b) Lessor's obligation with respect to the Initial Rent Payment, the Lessee shall pay the entire cost of all improvements constructed by it on the Demised Premises, and before commencing such improvements, the Lessee shall arrange for sufficient financing or otherwise ensure the availability of funds to pay for such work, and on completion thereof shall deliver copies of the as-built plans therefor to Lessor.

                                  ARTICLE XIII
                                    Mortgages

     13.1 PERMITTED MORTGAGES. Except as expressly permitted under this Article, Lessor shall not suffer or permit its interest in the Demised Premises to be subject to any mortgage or other lien. The mortgages expressly permitted under this Article are called "Permitted Mortgages".

     13.2 LESSOR'S MORTGAGE. Lessee acknowledges that the Demised Premises are currently encumbered by the mortgage and related security documents described on Exhibit "C" hereto (the "Existing Mortgage"). Lessor shall pay and perform, and cause all other obligors thereunder to pay and perform, all of their obligations under the Existing Mortgage and any other Permitted Mortgage (as well as any other mortgage or security interest granted by Lessor, regardless of whether permitted under this Lease) and the obligations secured thereby (other than obligations which are the responsibility of Lessee pursuant to specific provisions of this Lease), and shall indemnify and hold Lessee harmless from and against any and all claims, losses and expenses incurred by or threatened against Lessee on account of Lessor's failure to do so.

     13.3 ADDITIONAL MORTGAGE. Lessor may grant additional mortgage liens on the Demised Premises so long as (a) total mortgage indebtedness under the Existing Mortgage and such additional mortgages does not exceed 75% of the value of the Demised Premises, and (b) the holder of each such mortgage enters into a "Non-disturbance Agreement" (hereafter defined), and any such additional mortgage shall also be a Permitted Mortgage hereunder. Lessee agrees to cooperate with the Lessor in executing a subordination and attornment agreement and any other document reasonably required by the Lessor's lender so long as such lender enters into a non-disturbance agreement in recordable form ("Non-disturbance Agreement"), satisfactory to Lessee in its reasonable judgment, prohibiting such lender from disturbing, interfering with or terminating Lessee's rights under this Lease in connection with the exercise of its remedies under the mortgage, unless Lessee shall then be in default hereunder past any notice, grace or cure period.

     13.4 ESCROW PAYMENTS. So long as the holder of any Permitted Mortgage requires Lessor to make monthly escrow payments for real estate taxes and/or insurance premiums, then Lessee shall pay the same monthly to Lessor, for payment to such lender (or directly to such lender if Lessee so elects), (a) the monthly escrow payments required by such lender and (b) payment of any deficiency when required by such lender, and upon doing so shall have satisfied its obligation for payment of real estate taxes and/or such insurance premiums as are escrowed, as applicable, under this Lease.

     13.5 SUBORDINATION. This Lease is and shall be subordinate to any Permitted Mortgage so long as the holder thereof has entered into a Non-disturbance Agreement.

     13.6 LESSEE'S MORTGAGES. Lessee shall not suffer or permit its interest in the Demised Premises, the Club or the other rights assigned to Lessee pursuant to this Lease or the other Closing Deliveries to be subject to any mortgage or other lien.

                                   ARTICLE XIV
                                     Default

     14.1 CROSS-DEFAULT. A "default" or "Default" by either party to this Agreement means the failure of such party and, in the case of Lessor, of GICI, Yacht Club or GIII (Lessor, GICI, Yacht Club and GIII are sometimes called "Lessor Parties") to pay or perform any of its obligation under this Lease or under any of the "Closing Deliveries" (defined in the Master Agreement) (such failure to pay or perform is called a "breach"), and in each case, expiration of any notice, grace or cure periods.

     14.2 BY LESSEE.

          (a) NOTICE; CURE. If at any time the Lessee fails to make any payment of any Rent on the day it is due and payable, or if the Lessee breaches any other covenant under this Lease, the Lessor shall give written notice thereof to Lessee, but Lessor shall not be entitled to declare this Lease in default unless, in the case of any Rent payable in monthly installments, the payment is not paid within 5 days after its due date (such 5-day period is called a "grace period") and continues for ten (10) days after Lessee receives Lessor's notice that such payment was not made within the grace period, and, in the case of any other breach, the breach continues for thirty (30) days after Lessee receives Lessor's notice to Lessee. In no event, however, shall Lessor be obligated to provide more than one notice of an overdue monthly installment of Rent in any one Lease Year, and after Lessee has received one such notice in any Lease Year, then, for the remainder of that Lease Year, Lessee shall be afforded the grace period only with respect to such monthly installments. However, nothing contained herein shall be construed as precluding the Lessor from having any other remedy that may be necessary to preserve its right and its interest in the Demised Premises and this Lease, even before expiration of the grace or notice periods provided for in this Section, if under the then existing circumstances, the allowance of the grace or the notice period would prejudice or endanger the Lessor's rights, estate and interest in this Lease or the Demised Premises.

          (b) REMEDIES. Upon any breach by Lessee and expiration of all applicable notice, grace and cure periods, the Lessor may declare the Lease term ended. In that event, the Lessor may re-enter upon any part of the Demised Premises, either with or without process of law, the Lessee waiving any demand for possession of the Demised Premises. The Lessor shall also have all other remedies provided by law and/or equity, this instrument and the other Closing Deliveries, including, without limitation, acceleration of Rent. Immediately upon termination of the term, at the Lessor's election or in any other way, the Lessee shall peaceably surrender and deliver up the Demised Premises to the Lessor, or its agent or attorney. If the Lessee, or its agent, attorney, or tenants, holds the Demised Premises, or any part thereof, one day after the date for their surrender, according to the terms of this Lease, the Lessee shall be deemed guilty of forcible detainer of the Demised Premises and shall be subject to eviction or removal, forcibly or otherwise, with or without process of law.

          (c) RENTS; RECEIVER. Subject to the rights of the holder of any first mortgage to which this Lease is or is made subordinate, the Lessee pledges with, and assigns to, the Lessor as security for Lessee's obligations under this Lease all rents, issues, and profits that might otherwise accrue to the Lessee for the use, enjoyment, and operation of the Demised Premises. In connection with such pledging of the rents, the Lessee covenants and agrees with the Lessor that if the Lessor, upon the Lessee's default, elects to file suit to enforce the Lease and protect its rights, the Lessor may, as ancillary to such suit, apply to any court of competent jurisdiction for the appointment of a receiver of all and singular the Demised Premises. Nothing contained in this Section shall be construed as empowering the Lessor to collect or receive rents accruing from the Demised Premises, unless and until the Lessee is in default.

     14.3 BY LESSOR.

          (a) In the event of a breach by the Lessor Parties, the Lessee shall give written notice to the Lessor, but Lessee shall not be entitled to declare this Lease in default unless, in the case of any failure to make a payment of money, such amount is not paid within ten (10) days after the Lessor receives Lessee's notice that such payment is due, and in the case of any other violation, the violation continues for thirty (30) days after Lessor receives Lessee's notice. However, nothing contained herein shall be construed as precluding the Lessee from having any other remedy that may be necessary to preserve its right and its interest in the Demised Premises, the Club, and this Lease, even before expiration of the notice period provided in this Section, if under the then existing circumstances, the allowance of the notice period would prejudice or endanger the Lessee's rights, estate and interest in this Lease, the Club, or the Demised Premises.

          (b) REMEDIES. Upon any default by Lessor and expiration of all applicable notice and cure periods, the Lessee may terminate this Lease, and except as may be specifically provided otherwise pursuant to any liquidated damages provision in the Master Agreement or any other Closing Deliveries, shall also have all other remedies provided by law and/or equity, this instrument and the other Closing Deliveries.

     14.4 DEFAULT INTEREST. All arrearages in the payment of Rent and other sums payable hereunder by one party to the other shall bear interest from the termination of any grace period provided hereunder, payable at the rate (the "Default Rate") equal to the "prime rate" as in effect from time to time as reported in the Wall Street Journal, plus six percent (6%) per annum until paid.

     14.5 CUMULATIVE REMEDIES. During the continuance of the Lease, each party shall have all rights and remedies which this Lease, the other Closing Deliveries and the laws of the State of Florida assure to it. Except as may be specifically provided otherwise pursuant to any liquidated damages provision in the Master Agreement or any other Closing Deliveries, all rights and remedies accruing to the Lessor shall be cumulative) that is, the Lessor may pursue all of such rights and remedies, in whatever order it desires and the law permits without being compelled to resort to any one remedy in advance of any other.

                                   ARTICLE XV
                         Additional Covenants of Lessee

     15.1 REPAIR OBLIGATIONS. During the term of this Lease the Lessee shall keep in good state of repair and in first class condition all buildings and FF&E and shall not suffer or permit any waste, or neglect of the Demised Premises, provided, however, that Lessee shall be permitted to replace any or all of the FF&E with items of equal or better value, and, provided, further, that Lessee shall be permitted to make Qualified Capital Improvements.

     15.2 USE. Lessee shall use the Demised Premises only as a luxury hotel and resort and related ancillary uses and businesses as permitted under the instruments listed on Exhibit "C" hereto, and in connection therewith, shall use the words "Grove Isle" as or as part of the name of its hotel and resort operations at the Demised Premises in accordance with the license granted pursuant to Section 15.6 below. Lessee shall comply with all applicable Legal Requirements with respect to its operation of the Demised Premises, provided, however, that nothing herein or in any other provision of this Lease shall obligate Lessee to correct or modify any aspect of the physical condition of the Demised Premises which existed on the Commencement Date.

     15.3 REPLACEMENT RESERVE. Lessee shall establish, as a segregated bank account (the "Replacement Reserve"), a reserve for the replacement and repair of the FF&E and shall deposit in the Replacement Reserve during each Lease Year not less than 3% of the Operating Revenue (computed without regard to Club Revenue) for that Lease Year. Lessee shall use the funds held in the Replacement Reserve only for repair and replacement of the FF&E. Any funds held in the Replacement Reserve on termination of this Lease shall be transferred to Lessor, unless this Lease is terminated on account of any breach or default of Lessor, in which event the Replacement Reserve shall remain the property of the Lessee.

     15.4 PRESERVATION OF RIGHTS. In the exercise of its rights under this Lease and the other "Closing Deliveries" (referred to in the Master Agreement), the Lessee shall not engage in any conduct which would invalidate or result in forfeiture or suspension of the alcoholic beverage license or the other material permits, licenses or governmental approvals assigned to Lessee pursuant to the Master Agreement.

     15.5 SPA. The parties have entered into a separate letter agreement pursuant to which Lessor may hereafter construct and operate a spa on a portion of the Demised Premises. If and to the extent Lessor does elect to construct such spa in accordance with such letter, then in the absence of any superseding written agreement between Lessor and Lessee, such spa (the "Spa") and the land on which it is located shall not be part of the Demised Premises, and Lessor and its employees, agents, contractors and lawful users of the Spa shall have and enjoy a non-exclusive right, for the term of this Lease, (a) to use and enjoy all driveways, walkways, parking facilities, tennis courts, restaurant and open spaces now or hereafter located at the Demised Premises to the extent necessary or appropriate for the construction of Spa and/or for their use and enjoyment of the Spa, as applicable, and (b) in the case of Lessor, to erect, maintain and repair directional signage for the Spa at the Demised Premises so long as such signs conform to all applicable Legal Requirements, and are in the same locations as, and are similar in size and design to, existing signage at the Demised Premises, subject, however, in all cases to the reasonable restrictions imposed by Lessee upon all users of such facilities, and Lessee's right to relocate, remove, alter or demolish such facilities from time to time to the extent not prohibited under this Lease. Lessor shall indemnify and hold Lessee harmless from and against any and all loss, claim or damage which may be incurred by or threatened against Lessee as a result of, or in connection with, the exercise of its right to maintain and repair its signage hereunder or any negligence or wrongful conduct of Lessor or its employees, agents, Spa invitees and licensees on or with respect to the Demised Premises and agrees to maintain and keep in effect at all times during the term of this Lease, liability insurance policies relating to the Demised Premises in an amount not less than $5,000,000.

     15.6 LOANED SCULPTURE. The parties acknowledge that the objects scheduled on Exhibit "E" hereto (the "Loaned Property"), are the property of the persons indicated on Exhibit "E", who have loaned it to Lessor under unwritten agreements requiring use only at the Demised Premises and at no other location, and requiring that such objects be returned to the responsible owners listed on Exhibit "E", on request. Within 60 days after notice by either party hereto to the other, Lessor will, at Lessor's sole expense, remove such objects from the Demised Premises. Notwithstanding anything herein to the contrary, Lessee shall maintain insurance on the Loaned Property so long as it remains on the Demised Premises, but except to the extent covered by the proceeds of insurance received by Lessee, Lessee shall have no responsibility for the Loaned Property, and shall not be required to maintain, secure or repair the Loaned Property, or to replace the same as part of any Restoration or otherwise, and Lessor shall indemnify and hold Lessee harmless from and against any and all loss, cost, expense and damage, incurred or suffered by, or threatened against, Lessee, on account of personal injury or property damage caused by the existence of the Loaned Property at the Demised Premises, other than such loss, cost, expense or damage arising from the gross negligence or willful misconduct of Lessee.

     15.7 MARINA. Pursuant to the Sovereignty Lease n defined below, Lessor and Grove Isle Yacht Club Associates, a Florida general partnership ("Yacht Club") (Lessor and Yacht Club are sometimes together called "Marina Parties") together own a leasehold estate in certain submerged land in Biscayne Bay, adjacent to the Demised Premises, more particularly described in that certain Sovereignty Submerged Land Lease from the Board of Trustees of the Internal Improvement Trust Fund of the State of Florida to the Marina Parties recorded in Official Records Book 16401, Page 609, Public Records of Dade County, Florida (the "Sovereignty Lease", which term includes all renewals thereof). In order to provide assurances to each other with respect to the certain operations on the Demised Premises and the Marina Property, the parties agree that, for the term of this Lease:

          (a) The Marina Parties shall comply with all terms and conditions of the Sovereignty Lease and use their best efforts to keep the Sovereignty Lease and their rights thereunder in full force and effect. The Marina Parties shall apply for renewals of the Sovereignty Lease in sufficient time to enable renewal not later than the end of the term stated therein, and use its best efforts to obtain such renewal. Lessee agrees on request of the Marina Parties to execute such consents and joinders which may be required by the lessor under the Sovereignty Lease in order to obtain such renewal but Lessee shall not be required to subject itself or the Demised Premises to any liability (except, in the case of the Demised Premises, such liability to which they are presently subject pursuant to the Sovereignty Lease). The Marina Parties shall provide Lessee with copies of such application for renewal simultaneously with submission thereof to the lessor under the Sovereignty Lease. If the Marina Parties fail to do so within the time provided herein, the Marina Parties hereby make, appoint and constitute Lessee's president to do so in the name and on behalf of the Marina Parties, it being understood and agreed that such power is a power coupled with an interest and cannot be revoked. Nothing herein shall obligate Lessee to exercise the power of attorney granted hereunder.

          (b) The Marina Parties shall operate a marina on the Marina Property in accordance with the Sovereignty Lease and as the same is presently operated. Nothing herein shall be deemed to impose any obligations on the Marina Parties with respect to boatslips sold to third parties, however, the Marina Parties shall at all times ensure that a minimum of three (3) boatslips are maintained and are made available for transient users of any hotel and/or restaurant facilities located on the Demised Premises and shall afford the users of such spaces and their agents, contractors and invitees, access over and across the driveways, walkways, pier, docks and ramps located on the Marina Property between such spaces and the hotel, restaurant and other facilities located on the Demised Premises, subject to reasonable restrictions imposed by the marina Parties upon all users of such facilities Temporary dockage at such boatslips shall be free of charge but the Marina Parties shall have the right to charge and collect its normal dockage rates for dockage for overnight or longer.

          (c) The Lessee shall have the right to place and maintain directional signage on the Marina Property in order to direct users to its facilities on the Demised Premises. The location, nature and appearance of such signage shall be mutually agreed to by the parties, but such agreement shall not be unreasonably withheld.

          (d) The Lessee shall afford the Marina Parties and their agents, contractors and invitees, the non-exclusive right to use and enjoy all driveways, walkways, parking facilities and open spaces now or hereafter located at the Demised Premises to the extent necessary or appropriate for their use and enjoyment of the marina operated on the Marina Property by the Marina Parties, subject, however, to reasonable restrictions imposed by Lessee upon all users of such facilities and Lessee's right to relocate, remove, alter or demolish such facilities from time to time to the extent permitted under the Lease. In addition, subject to normal membership criteria, rules and regulations and screening procedures for the Club, Lessee shall permit owners of boatslips at the Marina Property to become members of the Club.

          (e) The Marina Parties and the Lessee (in such capacity, each is an "indemnifying party") shall indemnify and hold the other (in such capacity, an "indemnified party") harmless from and against any and all loss, claim or damage which may be incurred by or threatened against the indemnified party as a result of any negligence or wrongful conduct of the indemnifying party or its employees, agents, invitees and licensees on or with respect to the property upon which the indemnifying party is granted rights under subsections (b), (c) or (d) above.

          (f) So long as the existing retail space at the Demised Premises is part of the Demised Premises, and thereafter so long as Lessee has the right to do so, Lessee shall lease to Yacht Club or its designee at least 400 square feet of such retail space, facing Biscayne Bay and the marina parking lot, for use as a dockmaster's office and a ships' store, at market rental rates.

          (g) From time to time upon the request of any party, the other shall make, execute and deliver, or cause to be made, executed and delivered to the requesting party any and all such further instruments of lease, transfer, conveyance and further assurance, easements, certificates, affidavits and other documents as the requesting party may consider necessary in order to effectuate, complete or perfect the transactions contemplated under this Section 15.7.

     15.8 [

                              ]*


     15.9 STOCK. By its joinder hereafter, Grove Isle Investments, Inc. ("GIII") hereby grants to Lessee an option (herein, the "Option") to purchase from GIII 60 shares of Class A common stock (the "Stock") prior to termination of the Lease for one (1) United States Dollar at any time from or after such date as Lessee shall have instituted an action in a court of competent jurisdiction against any of the Lessor Parties alleging the existence of an uncured default, so long as such action is pending and Lessee shall have posted a surety bond or other security for loss in the event that Lessee is not the prevailing party in such action. Lessee shall exercise the Option by giving written notice thereof to GIII not less than 30 days prior to the date on which Lessee intends to purchase the Stock (the "Purchase Date"). On the Purchase Date, GIII shall execute and deliver to Lessee the certificates representing the Stock, as well as sufficient stock powers and any and all other instruments which may be necessary to effectuate absolute transfer of the Stock to Lessee. In connection herewith:

          (a) GIII represents and warrants to Lessee that the Stock constitutes all of the authorized, issued and/or outstanding shares of GICI, and is free and clear

_____

* The text within the brackets has been omitted and separately filed with the Securities and Exchange Commission pursuant to a Rule 24b-2 request for confidential treatment.

     of any and all options, agreements, security interests, liens or encumbrances whatsoever. GIII further agrees that at no time between the date hereof and the Purchase Date shall the Stock be sold, transferred, pledged or assigned, nor shall the Stock be subject to any such agreement, option, lien, encumbrance or security interest whatsoever.

          (b) GICI shall:

               (i) execute no document or instrument, or take any other action with respect to the Club other than as requested by Lessee in writing.

               (ii) engage in no  business  other than its  performance  of this
          Section 15.9.

               (iii) not sell, transfer, liquidate or dispose of any of its rights, assets or other properties other than as contemplated under this Lease, provided, however, that GICI shall be permitted to transfer or dispose of any rights which it may have with respect to its net operating loss carryforward as reported on its United States income tax returns.

               (iv) neither authorize or issue any additional shares of stock, nor, without the written consent of Lessee, modify its Articles of Incorporation or bylaws.

     15.10 LICENSE. Lessor and GICI grant to Lessee an exclusive license to use, during the term of this Lease, solely for the purposes set forth below in this section, any and all trademarks, trade names and fictitious names used or heretofore used by either of them in connection with the Club, the Demised Premises, or any part thereof, including without limitation, the names "Grove Isle Club", "Grove Isle Hotel", "Grove Isle Resort", "Little Grove Isle" or any combination or derivation thereof (collectively the "Name"), and the trademarks registered with the Florida Department of State, Trademark Registration Section, Registration numbers T941,324, T941,325, T941,326 and T941,327 (collectively, the "Marks") provided, however, that the license granted hereunder shall be utilized only in connection with the use, operation and management' advertisement and promotion of the Demised Premises and the Club and not for any other properties, provided, however, that Lessee shall also be authorized to use the Names and/or the Marks for and in connection with the corporate and marketing affairs of Lessee and Lessee's Affiliates. Lessee agrees that the quality of services provided by it with respect to the Marks and the Names shall conform to the operating standards set forth in Section 15.2 of this Lease. Notwithstanding that the license granted pursuant to this provision is exclusive, the Lessor Parties shall have the non-exclusive right (together with Lessee) to use the Names and the Marks in connection with their use and operation of the Spa and the marina referred to above, and the Lessor Parties shall also have and retain the non-exclusive right (together with Lessee) to use the promotional video of the Demised Premises and such marina. The license granted hereunder shall remain in full force and effect for the term of this Lease, is not assignable or otherwise transferrable, directly or indirectly, except in conjunction with assignment of this Lease and/or the Club to the extent permitted under this Lease, and shall automatically terminate on termination of the Lease.

                                   ARTICLE XVI
                                Quiet Enjoyment

     Subject to the terms hereof, so long as the Lessee keeps and performs all of its covenants and conditions under this Lease, it shall have quiet, undisturbed, and continued possession of the Demised Premises, free from all claims against the Lessor and all persons claiming under, by, or through the Lessor.

                                  ARTICLE XVII
                                 Right of Entry

     The Lessor and its agents may enter upon the Demised Premises at all reasonable times to examine their condition and use or to exhibit the same to its lenders, investors and prospective purchasers, so long as that right is exercised in a manner that does not unreasonably interfere with the Lessee in the conduct of its business on the Demised Premises. If the Demised Premises are damaged by fire, windstorm, or other casualty which causes them to be exposed to the elements, the Lessor may enter upon them to make emergency repairs if the Lessee fails to do so. However, if it does so, the act or acts shall not be deemed to excuse the Lessee from its obligation to keep the Demised Premises in repair, and the Lessee shall, upon the Lessor's demand, immediately reimburse it for the cost of the emergency repairs.

                                  ARTICLE XVIII
                              Lessor's Obligations

     The parties acknowledge that the Lessor Parties have certain financial obligations to Lessee under the Master Agreement, this Lease and the Closing Deliveries and the other agreements and instruments referred to in the Master Agreement. To the extent that any such obligation is a determinable sum, Lessee shall have the right to set off against Lessee's obligations to Lessor under this Lease, the amount of any such obligation which is not paid within 45 days after Lessee's notice that such payment is due and owing.

                                   ARTICLE XIX
                                  Miscellaneous

     19.1 GOVERNING LAW. All of the rights and remedies of the parties shall be governed by the provisions of this instrument and by the laws of the State of Florida.

     19.2 FORCE MAJEURE. If the Lessor or Lessee is delayed, hindered, or prevented from performing any act required hereunder (other than the payment of money) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive government laws or regulations, riots, insurrection, the act, failure to act or default of the. other party, war, or other reason beyond its control, then performance of the act shall be excused for the period of the delay. In that event, the period for the performance of the act shall be extended for a period equivalent to the period of the delay.

     19.3 ESTOPPEL CERTIFICATES. Either party shall, without charge, at any time and from time to time hereafter (but not more frequently than twice during any one Lease Year), within twenty (20) days after the other's written request to the other, certify by instrument duly executed and acknowledged to any mortgages or purchaser or proposed mortgagee or proposed purchaser, or any other person, firm, or corporation specified in the request as to:

          (a) Whether this Lease has been supplemented or amended, and, if so, the substance and manner of the supplement or amendment;

          (b) The validity and force and effect of this Lease, in accordance with its tenor as then constituted)

          (c) The existence of any default under this Lease;

          (d) The existence of all offsets, counterclaims, or defenses thereto on the part of the other party;

          (e) The Commencement Date and Termination Date; and

          (f) All other matters that may reasonably be so requested.

     Any such certificate may be relied upon by the party who requested it and any other person, firm, or corporation to whom it may be exhibited or delivered, and the contents of the certificate shall be binding on the party executing it. Failure within the 20-day period to give a written reply shall constitute a representation, which any person may rely upon as being true and correct, that the Lease is in good standing.

     19.4 DUPLICATES; RECORDATION. Either party shall, at any time, at the other's request, promptly execute duplicate originals of an instrument, in recordable form, which shall constitute a short form of this Lease. This will set forth a description of the demised premises, the term of this Lease, and any other portion thereof, except for the rental provisions, requested by either party.

     19.5 NO RECOURSE. Notwithstanding anything to the contrary, the parties hereto shall look solely to the interest of the other in the Demised Premises, this Lease, the Club, and the Retained Club Rights, as applicable, for the satisfaction of any remedy it may have hereunder or in connection herewith and shall not look to any other assets of such other party or of any other person, firm or corporation. No personal liability shall attach to any of present or future shareholders, officers, or directors of any party or its partners, for any obligation hereunder or in connection herewith. Nothing in this section shall be construed to diminish or impair the effect of Article XVIII hereof, or of any separate guaranty or promissory note executed by any third party in connection with this Lease.

     19.6 CONSENT NOT TO BE UNREASONABLY WITHHELD. Except to the extent, if any, specifically provided otherwise herein, the Lessor Parties shall not unreasonably withhold their consent, permission, or approval for any act which may be required or desired by the Lessee under the provisions of this Lease. Such consent, permission, or approval shall be deemed to have been granted if, within forty-five (45) days after any Lessor Party receives the request, fails to notify the Lessee of its express disapproval and the reasons therefor.

     19.7 COVENANTS RUNNING WITH LAND; BINDING EFFECT. All covenants, conditions, and obligations contained herein or implied by law are covenants running with the land for the term of this Lease, or such longer period as may be specified herein, and shall attach and bind and inure to the benefit of the Lessor and Lessee and their respective heirs, legal representatives, successors, and assigns, except as otherwise provided herein.

     19.8 NON-WAIVER. No waiver of a breach of any covenant in this Lease shall be construed to be a waiver of any succeeding breach of the same covenant. No delay or failure by either party to exercise any right under this Lease, and no partial or single exercise of that right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

     19.9 RELATIONSHIP. The relationship between parties is that of landlord and tenant only, and in no event shall the parties be deemed to be partners or joint ventures.

     19.10 WRITTEN MODIFICATIONS. No modification, release, discharge, or waiver of any provision hereof shall be of any force, effect, or value unless signed in writing by the party to be charged therewith, or its duly authorized agent or attorney.

     19.11 ENTIRE AGREEMENT. This instrument, together with the Master Agreement and the other Closing Deliveries, contain the entire agreement between parties as of this date with respect to the subject matter hereof. The execution hereof has not been induced by either party by representations, promises, or understandings not expressed herein. There are no collateral agreements, stipulations, promises, or undertakings whatsoever upon the respective parties in any way touching the subject matter of this instrument which are not expressly contained in it or such Master Agreement or the other Closing Deliveries.

     19.12 NOTICES. All notices and responses which are required or permitted under this Lease shall be in writing, and shall be deemed complete only when actually delivered to the recipient as follows or delivery at such address is refused:

        (a) If to any
            Lessor Party:       Grove Isle Associates, Ltd.
                                2701 South Bayshore Drive
                                Penthouse
                                Miami, FL 33133
                                Attention: Maurice Wiener

            With a copy to:     Gary Saul, Esq.
                                Greenberg, Traurig, Hoffman,
                                  Lipoff, Rosen & Quentel, P.A.
                                1221 Brickell Avenue
                                Miami, FL 33131

        (b) If to Lessee:       Westgroup Grove Isle
                                Associates Ltd.
                                c/o Noble House Hotels & Resorts
                                25 Central Way, Suite 400
                                Kirkland, WA 97033
                                Attn: Mr. Patrick R. Colee

            With a copy to:     Patrick Dyer, Esq.
                                25 Central Way
                                Suite 400
                                Kirkland, WA 97033

     Either party may change the place for giving notice by written notice in the manner set forth in this Section.

     19.13 JOINT LIABILITY. If the parties upon either side (Lessor and Lessee) consist of more than one person, such persons shall be jointly and severally liable on the covenants of this Lease.

     19.14 LIABILITY CONTINUED. All references to the Lessor and Lessee mean the persons who, from time to time, occupy the positions, respectively, of Lessor and Lessee. However, this shall not be construed as relieving a person of any liability incurred by it by reason of or in connection with it having been Lessor or Lessee at one time, unless such release is provided for under other provision of this Lease.

     19.15 NO THIRD PARTY BENEFITS. This Lease is made for the sole benefit of the parties hereto, and no third party shall be a beneficiary hereof or have any rights hereunder.

     19.16 ATTORNEY'S FEES. In the event of any litigation, action, suit or proceeding between any parties to this Lease pertaining to the construction or enforcement of this Lease, the prevailing party shall be entitled to payment by the other of such prevailing parties reasonable attorney's fees and expenses in connection with such litigation, actions, suit or proceeding.

     19.17 BROKER. The parties represent that there are no brokers involved in this transaction and that no brokerage commissions are payable to any third party.

     19.18 HEADINGS. Headings in this Lease are for convenience and reference only and shall not be used to interpret or construe its provisions.

     19.19 TIME OF ESSENCE. Time is expressly declared to be of the essence of this Lease and of each provision hereof.

     IN WITNESS WHEREOF, the Lessor and the Lessee have hereunto set their hands and seals as of the day and year above written.

                                          LESSOR:

                                          GROVE  ISLE  ASSOCIATES,  LTD.,
                                          a Florida  limited  partnership,
                                          by  COURTLAND INVESTMENTS, INC.,
                                          a Delaware corporation,
                                          its sole general partner

/s/ Lawrence Rothstein                    By: /s/ Maurice Wiener
--------------------------------------    ---------------------------------

Print Witness Name: Lawrence Rothstein    Name: Maurice Wiener
--------------------------------------    ---------------------------------

Philip Brown                              Title:
--------------------------------------    ---------------------------------
Print Witness Name: Philip Brown

                                                                          (SEAL)
                                          LESSEE:

                                          WESTGROUP GROVE ISLE ASSOCIATES LTD.,
                                          a Florida limited partnership, by
                                          WESTGROUP PARTNER, INC.,
                                          a California corporation,
                                          its sole general partner

/s/ Lawrence Rothstein                    By: /s/ Patrick R. Colee
--------------------------------------    ---------------------------------
                                          Patrick R. Colee, President
Print Witness Name: Lawrence Rothstein
--------------------------------------

/s/ Philip Brown
--------------------------------------
Print Witness Name: Philip Brown

                                                                          (SEAL)

ATTACHMENTS:

EXHIBIT "A" -- Legal Description

EXHIBIT "B" -- Existing Lease

EXHIBIT "C" -- Title Exceptions

EXHIBIT "D" -- Approved Capital Improvements

EXHIBIT "E" -- Loaned Property

                                     JOINDER

     The undersigned join herein in order to acknowledge and agree to the provisions of this Lease.

                                          GROVE ISLE CLUB, INC.,
                                          a Florida corporation

/s/ Lawrence Rothstein                    By: /s/ Maurice Wiener
--------------------------------------    ---------------------------------

Print Witness Name: Lawrence Rothstein    Name: Maurice Wiener
--------------------------------------    ---------------------------------

/s/ Philip Brown                          Title: Chairman
--------------------------------------    ---------------------------------
Print Witness Name: Philip Brown

                                                                          (SEAL)

                                          GROVE ISLE YACHT CLUB ASSOCIATES,
                                          a Florida general partnership

                                          By: COURTLAND INVESTMENTS, INC.,
                                              a Delaware corporation, its
                                              general partner

/s/ Lawrence Rothstein                    By: /s/ Maurice Wiener
--------------------------------------    ---------------------------------

Print Witness Name: Lawrence Rothstein    Name: Maurice Wiener
--------------------------------------    ---------------------------------

/s/ Philip Brown                          Title: Chairman
--------------------------------------    ---------------------------------
Print Witness Name: Philip Brown

                                                                          (SEAL)

                                          By: GROVE ISLE INVESTMENTS, INC.,
                                              a Florida corporation, its
                                              general partner

/s/ Lawrence Rothstein                    By: /s/ Maurice Wiener
--------------------------------------    ---------------------------------

Print Witness Name: Lawrence Rothstein    Name: Maurice Wiener
--------------------------------------    ---------------------------------

/s/ Philip Brown                          Title: Chairman
--------------------------------------    ---------------------------------
Print Witness Name: Philip Brown

                                                                          (SEAL)


                                          GROVE ISLE INVESTMENTS, INC.,
                                          a Florida corporation

/s/ Lawrence Rothstein                    By: /s/ Maurice Wiener
--------------------------------------    ---------------------------------

Print Witness Name: Lawrence Rothstein    Name: Maurice Wiener
--------------------------------------    ---------------------------------

/s/ Philip Brown                          Title: Chairman
--------------------------------------    ---------------------------------
Print Witness Name: Philip Brown

                                                                          (SEAL)

                                    CONSENT

     The undersigned joins herein in order to consent to the foregoing Amended and Restated Lease Agreement and to attorn to the rights of Lessee hereunder.

                                          GROVE ISLE MARINA, INC.,
                                          a Florida corporation

                                          By: /s/ Maurice Wiener
                                          ---------------------------------

                                          Name: Maurice Wiener
                                          ---------------------------------

                                          Title: Chairman
                                          ---------------------------------